REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 1997 (this "Agreement"), is made by and between TERA COMPUTER COMPANY, a Washington corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").


                              W I T N E S S E T H:

     WHEREAS, in connection with the Subscription Agreement, dated as of December 23, 1997, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Initial Investor an aggregate of 3,000 shares of Series A Convertible Preferred Stock (the "Preferred Shares") and an aggregate of 37,500 Warrants (the "Warrants") of the Company as provided in the Subscription Agreement, which Preferred Shares are convertible into shares (the "Conversion Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company, and which Warrants are exercisable for shares of Common Stock of the Company (the "Warrant Shares") (the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Underlying Shares"); and

     WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Underlying Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1. Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

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               (i) "Excluded Period" means any period during which the Company is entitled to suspend trading of the Common Stock by any Investor pursuant to Section 4(f) pertaining to a "Negotiation Event" (as therein defined),
     Section 5(f) or due to a transfer by the Investor contemplated by Section 10(g).

               (ii) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

               (iii) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iv) "Registrable Securities" means the Underlying Shares and any shares of Common Stock issued by the Company to any Investor as a dividend on the Preferred Shares and as payment of any interest on accrued dividends in arrears.

               (v) "Registration Statement" means a registration statement of the Company under the Securities Act, including any amendment thereto.

               (vi) "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 2.

          (b) Capitalized terms defined in the introductory paragraph or the recitals to this Agreement shall have the respective meanings therein provided. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement, or, if applicable, in the Statement of Rights and Preferences of the Preferred Shares and the Warrants.

     2. Mandatory Registration for Resale.

          (a) The Company shall prepare and, on or prior to the date which is 20 days after the Closing Date, file with the SEC a Registration Statement on Form S-3, which on the SEC Filing Date covers the resale of a number of shares of Common Stock equal to at least the number of Conversion Shares and Warrant Shares issuable to the Investor upon conversion of the Preferred Shares and exercise of the Warrants, determined as if the Preferred Shares were converted in full and the Warrants were exercised in full on the SEC Filing Date (determined without regard to the limitation contained in the second sentence of

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Section 7(a) of the Statement of Rights and the limitation contained in Section
1.1(b) of the Warrants), and which Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in the conversion price of the Preferred Shares and the exercise price of the Warrants in accordance with the respective terms thereof. The Registration Statement shall also cover the resale of shares of Common Stock issuable to the holder of 7,000 shares of Series A Convertible Preferred Stock and warrants to purchase 87,500 shares of Common Stock which shares are required to be registered by the Company pursuant to an agreement dated the date hereof in substantially the form of this Agreement. If at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 2(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Preferred Shares and upon exercise of unexercised Warrants, then promptly, but in no event later than 20 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 2(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion and exercises. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to Section 2(a) of this Agreement, and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this
Section 2(a).

          (b) If any offering pursuant to a Registration Statement under Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker(s) or manager(s) shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwritten offering shall pay all underwriting discounts and selling commissions and other fees and expenses of such investment banker(s) and manager(s) (other than registration expenses payable by the Company pursuant to Section 6 hereof) with respect to their Registrable Securities and the fees and disbursements of such legal counsel selected by the Investors.

          (c) If (i) the Company fails to file the Registration Statement with the SEC within 20 days after the Closing Date, (ii) the Registration Statement covering the Registrable Securities which is required to be filed by the Company pursuant to the first sentence of

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
Section 2(a) hereof is not effective within 90 days after the Closing Date,
(iii) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 4(a), (iv) the Registration Statement required to be filed by the Company pursuant to Section 2(a) shall cease to be available for use by any holder of Preferred Shares which is named therein as a selling shareholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in such Registration Statement or the information contained in such Registration Statement having become outdated) other than for an Excluded Period or for action caused by the selling shareholder, including without limitation the attempt to sell securities other than pursuant to the method of disposition described in the Registration Statement, or (v) a holder of Preferred Shares has become unable to convert any Preferred Shares in accordance with Section (7)(a) of the Statement of Rights (other than by reason of the 4.9% limitation set forth therein), then the Conversion Percentage (as defined in the Statement of Rights) shall be adjusted as provided in the Statement of Rights.

          (d) The Company, without the prior consent of the holders of a majority in interest of the Preferred Shares, will not file another registration statement with the SEC covering shares of the Company's Common Stock prior to the effectiveness of the Registration Statement described in Section 2(a), other than Registration Statements on Forms S-4 or S-8.

          (e) The Company meets the requirements for the use of Form S-3 for registration of the Registrable Securities for resale by the Investors. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     3. Company Registration and Underwritten Offering.

          (a) If at any time or from time to time the Company shall determine to register any of its shares of Common Stock for its own account for offer and sale in a firmly underwritten public offering, it shall (i) promptly give written notice thereof to each Investor that owns of record any Registrable Securities as of the date of such notice, and (ii) include in such registration and underwritten offering all Registrable Securities requested to be so included by any such Investor in a writing delivered to the Company within 20 days after receipt of such written notice from the Company by the Investor, except as set forth below.

          (b) Investors proposing to distribute all or a portion of their Registrable Securities through such underwritten offering shall (together with the Company and any other shareholders distributing their securities through such underwritten offering) enter into an underwriting agreement in usual and customary form with the managing underwriter(s) selected for such underwritten offering by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors

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
require a limitation of the number of shares to be underwritten, the managing underwriter in its sole discretion may limit the number of Registrable Securities to be included in the registration, or may exclude Registrable Securities entirely from such registration. In such case, the Company shall so advise all Investors whose Registrable Securities otherwise would be included in such registration, and the number of shares of Registrable Securities that may be included in such registration and underwritten offering shall be allocated among the Investors requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Investors at the date of filing of the Registration Statement. If any Investor disapproves of the terms and conditions of the underwritten offering, such Investor may withdraw therefrom by written notice to the Company and the managing underwriter(s). Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from such registration.

          (c) Each Investor hereby agrees that, if requested by the Company and the managing underwriter(s), it will enter into a customary form of "lock-up" agreement with the Company and the managing underwriter(s) with respect to any Registrable Securities then held by such Investor (other than those included in the registration and underwritten offering described in this Section 3), which agreement shall contain such terms and conditions no more restrictive on the Investor's ability to sell or otherwise transfer such Registrable Securities than those contained in any other such agreements then entered into by the Company and the managing underwriter(s) with other comparable holders of the Company's Common Stock.

          (d) Promptly following the expiration or termination of any such lock-up agreement, the Company will take all reasonable steps, including filing a Registration Statement in accordance with Section 2(a) hereof (or, in accordance with Section 4(a) hereof, a post-effective amendment or supplement to any Registration Statement and prospectus contained therein that previously was filed in accordance with Section 2(a)), to enable Investors to sell their remaining Registrable Securities free from restrictions under applicable securities laws.

          (e) The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 3 prior to the effectiveness of such registration whether or not any Investor has elected to include Registrable Securities in such registration.

     4. Obligations of the Company. In connection with the registration of the Registrable Securities pursuant to Sections 2 and 3 hereof, as applicable, the Company shall:

          (a) prepare promptly, and file with the SEC not later than 20 days after the Closing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause each Registration

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
Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) such date as is three years after the Closing Date, (ii) the date, on or after two years after the Closing Date, on which all of Registrable Securities may be sold without regard to any requirement under the Securities Act with respect to volume or manner of sale or the filing of any notice relating thereto, and (iii) the date on which the Investors no longer beneficially own any Registrable Securities (the period until such date, the "Registration Period"); submit to the SEC, within five business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the delivery of such request; and the Company represents and warrants to, and covenants and agrees with, the Investors that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all time during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

          (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of written correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof that contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other

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
documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 4(d), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its articles or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders;

          (e) in the event that the Registrable Securities are being offered in an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

          (f) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of any event or circumstance of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. If such event is the conduct of negotiations with respect to a transaction, the disclosure of which the Company reasonably concludes would be detrimental to the Company (each, a "Negotiation Event"), the Company shall be entitled, upon giving notice of a Negotiation Event to each holder (the "Negotiation Notice") and upon the reasonable determination of the Company, after consulting with counsel, that failure to disclose the Negotiation Event would constitute an omission to state a material fact required to be stated in the Registration Statement, to require the Investors to suspend sales of the Common Stock pursuant to the Registration Statement for a period of up

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
to fifteen (15) days after the giving of the Negotiation Notice; provided, however, that the Company shall not give more than one (1) Negotiation Notice in any twelve-month period;

          (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (h) permit a single firm of counsel designated as selling shareholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review and comment on the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, provided, that to the extent that the failure of such counsel to respond promptly hereunder results in a delay in the filing of the registration statement beyond the 20-day period specified in
Section 2(c)(i) or results in the delay in the effective date thereof beyond the 90 day period specified in Section 2(c)(ii), the 20-day period and the 90-day period shall be extended by the amount of such resulting delay;

          (i) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (j) at the request of the Investors who hold a majority in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in underwritten public offerings, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in underwritten public offerings, addressed to the underwriters and the Investors;

          (k) make available for inspection by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement and a single firm of counsel and a single firm of accountants or other agents retained by any such Investor and one firm of attorneys retained by all such underwriters (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information that any Inspector reasonably may request

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
for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Sections 5(a) and 5(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at such Investor's own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (l) use its best efforts (i) to cause all the Registrable Securities covered by the Registration Statement to be listed on the Nasdaq SmallCap Market or the Nasdaq National Market (collectively, the "Nasdaq") or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded or (ii) if securities of the same class or series as the Registrable Securities are not then listed on Nasdaq or any such other securities market, to cause all of the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange or the American Stock Exchange;

          (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

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
          (n) cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter(s), if any, or the Investors may reasonably request and registered in such names as the managing underwriter(s), if any, or the Investors may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as Exhibit 1 and an opinion of such counsel, if required by the Company's transfer agent, in the form attached hereto as Exhibit 2;

          (o) during the Registration Period the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations in Regulation M under the Exchange Act; and

          (p) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

     5. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least four days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one business day prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

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
          (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested thereby in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

          (c) In the event Investors holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter, or if an Investor seeks to participate in a registration and underwritten offering pursuant to Section 3 hereof, each Investor or each such participating Investor, as the case may be, agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter(s) of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all or a portion of such Investor's Registrable Securities from the Registration Statement;

          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) or 4(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or 4(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

          (e) No Investor may participate in any registration relating to an underwritten offering hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, with respect to an underwritten offering under Section 2 hereof, or approved by the Company, with respect to an underwritten offering under
Section 3 hereof; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) agrees to pay its pro rata share of all underwriting discounts and selling commissions (and, with respect to an underwritten offering pursuant to Section 2(b) hereof, any other fees and expenses) of any investment banker(s) and manager(s) with respect to its Registrable Securities sold in such offering and of the fees and expenses of counsel selected by the Investors.

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
          (f) Each Investor agrees that during the period from the date the Registration Statement is first declared effective by the SEC to the date of conversion in full or redemption of all Preferred Shares owned by the Investor, the Investor shall not engage in short sales or other hedging transactions relating to the Common Stock, except that the Investor may enter into such transactions involving a number of shares of Common Stock not to exceed the number of shares for which a Conversion Notice has been submitted to the Transfer Agent and the Company (it being understood that this Section 5(f) shall not restrict such transactions which are otherwise permitted by the Subscription Agreement).

          (g) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as is otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material change in the information set forth in the Registration Statement regarding such Investor's plan of distribution. Each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering or exchange distribution and (b) in connection with such agreement, to provide to the Company in writing the information necessary to enable the Company to prepare, at the Company's sole cost and expense, any supplemental prospectus pursuant to Rule 424(c) under the Securities Act which is required with respect to such transaction. In connection with any sale of Registrable Securities which is made pursuant to the Registration Statement, each Investor shall instruct its broker or brokers to deliver the prospectus to the purchaser or purchasers in connection with such sale, shall supply copies of such prospectus to such broker or brokers and shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the Securities Act.

     6. Expenses of Registration. All reasonable expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, listing, qualification, and filing fees, printing and accounting expenses, fees and disbursements of counsel for the Company, shall be borne by the Company (except as otherwise may be required under applicable state securities or blue sky laws); provided, however, that the Investors shall pay all (i) underwriting discounts and selling commissions (and, with respect to an underwritten offering pursuant to Section 2(b) hereof, any other fees and expenses) of any investment banker(s) and manager(s) applicable to the sale of Registrable Securities in an underwritten offering and (ii) fees and disbursements of counsel to the Investors, in accordance with Sections 2(b) and 5(e) hereof.

     7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such

Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 7(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 7(a): (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 4(c) hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 4(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 7(b) for only that amount of a Claim as does not exceed the amount by which the net proceeds to such Investor from the sale of Registrable Securities pursuant to such Registration Statement exceeds the cost of such Registrable Securities to such Investor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party but reasonably acceptable to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     8. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by anOaseller of Registrable Securities shall be limited in amount to the amount by which the net amount of proceeds received by such seller from the sale of such Registrable Securities exceeds the purchase price paid by such seller for such Registrable Securities.

     9. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     10. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee who holds at least 20% of the Registrable Securities (or Preferred Shares and Warrants convertible and exercisable into 20% of the Registrable Securities) (or any equivalent combination of Preferred Shares, Warrants and Registrable Securities) only if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (e) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement; (f) such transferee shall be an "Accredited Investor" as that term defined in Rule 501 of Regulation D promulgated under the Securities Act but shall not be a broker-dealer or a member of the National Association of Securities Dealers, Inc.; and (g) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to
Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment. In connection with any such transfer the Company shall promptly after such assignment take such actions as shall be reasonably acceptable to the Initial Investor and such transferee to assure that the Registration Statement and related prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.

     11. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company.

     12. Miscellaneous.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by facsimile or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid
(i) if to the Company, at Tera Computer Company, 2815 Eastlake Avenue East, Seattle, Washington 98102, Attention: Chief Executive Officer, facsimile No.
(206) 323-1318, with a copy to Stoel Rives LLP, One Union Square, 36th Floor, Seattle, Washington 98101, Attention: L. John Stevenson, Jr., facsimile no.
(206) 386-7500, (ii) if to the Initial Investor, c/o Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332, facsimile No. (425) 462-4645 and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this
Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) The Company acknowledges that any failure by the Company to perform its obligations under this Agreement, including, without limitation, the Company's obligations under Section 4(n), or any delay in such performance could result in damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct and consequential damages caused by any such failure or delay; provided, however, that in no event shall the total damages recoverable by the Investors for claims arising from or related to this Agreement exceed 150% of the aggregate purchase price paid by the Initial Investor to the Company for the Preferred Shares, less all amounts received by the Investors from market resales of shares of Common Stock as contemplated by this Agreement.

          (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                   TERA COMPUTER COMPANY


                                   By: /s/ KENNETH W. JOHNSON
                                      -----------------------------------------
                                        Name:     Kenneth W. Johnson
                                        Title:    Vice President - Finance
                                                  Chief Financial Officer


                                   GENESEE FUND LIMITED - PORTFOLIO B


                                   By: /s/
                                      -----------------------------------------
                                        Name:
                                        Title:

                                                                    EXHIBIT 1
                                                                        to
                                                                  Registration
                                                                Rights Agreement

                              [Company Letterhead]

                                     [Date]

ChaseMellon Shareholder Services, L.L.C.
   as Transfer Agent and Registrar
520 Pike Street, Suite 1220
Seattle, WA  98101

Ladies and Gentlemen:

     This letter shall serve as our irrevocable authorization and direction to you [(1) to transfer or re-register the certificates for the shares of Common Stock, $.01 par value (the "Common Stock"), of Tera Computer Company, a Washington corporation (the "Company"), represented by certificate numbers _______ and _______ for an aggregate of _______ shares (the "Outstanding Shares") of Common Stock presently registered in the name of [Name of Investor] upon surrender of such certificate(s) to you, notwithstanding the legend appearing on such certificates, and (2) ](1) to issue shares (the "Underlying Shares") of Common Stock to or upon the order of the holder from time to time on conversion of the shares (the "Preferred Shares") of Series A Convertible Preferred Stock, $.01 par value, of the Company and/or upon exercise of Common Stock purchase warrants, issued by the Company upon receipt by you of a Notice of Conversion and/or Form of Subscription from such holder. [The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the Outstanding Shares.] Certificates for the Underlying Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

     Contemporaneously with the delivery of this letter, the Company is delivering to you an opinion of Kenneth W. Johnson, general counsel of the Company, as to registration of [the Outstanding Shares and]* the Underlying Shares under the Securities Act of 1933, as amended.


--------
(1) Omit if no conversions of Preferred Stock and exercise of Warrants have occurred before SEC registration is declared effective.

     Should you have any questions concerning this matter, please contact me.

                                   Very truly yours,

                                   TERA COMPUTER COMPANY


                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:

Enclosures
cc:  [Name of Investor]

                                                                    EXHIBIT 2
                                                                        to
                                                                  Registration
                                                                Rights Agreement

                                     [Date]


                              TERA COMPUTER COMPANY
                             Shares of Common Stock


ChaseMellon Shareholder Services, L.L.C.
   as Transfer Agent and Registrar
520 Pike Street, Suite 1220
Seattle, WA  98101


Ladies and Gentlemen:

     I am the general counsel of Tera Computer Company, a Washington corporation (the "Company"), and I understand that [Name of Investor] (the "Holder") has purchased from the Company an aggregate of ____________ shares (the "Preferred Shares") of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), and acquired _________ Warrants (the "Warrants"). The Preferred Shares were purchased and Warrants were acquired by the Holder pursuant to a Subscription Agreement, dated as of December ___, 1997, between the Holder and the Company (the "Subscription Agreement"). Pursuant to a Registration Rights Agreement, dated as of December ___, 1997, between the Company and the Holder (the "Registration Rights Agreement") entered into in connection with the purchase by the Holder of the Preferred Shares, the Company agreed with the Holder, among other things, to register for resale the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (the "Underlying Shares") under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on __________, the Company filed a Registration Statement on Form S-3 (File No. 333-__________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Underlying Shares, which names the Holder as a selling shareholder thereunder.

     I advise you that, on ________, 1997, a registration statement under the Securities Act became effective with respect to the resale of the shares of Common Stock underlying the shares of Preferred Stock and Warrants held by the Holder. Therefore, I am of the opinion that, with respect to the issuance of shares of Common Stock pursuant to the procedures described in the Company's letter of December __, 1997, to you, the certificates evidencing the Underlying Shares need not bear the Securities Act restrictive legend described in such letter and may be issued without such legend.


                                   Very truly yours,


cc:  [Name of Investor]